UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 23, 2006

(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

P.O. Box 619100, Dallas, Texas	75261-9100
(Address of principal executive offices)	(Zip Code)

(972) 281-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of Kimberly-Clark Corporation, dated January 24, 2006, reporting the Corporation’s results of operations for the quarter and full year ended December 31, 2005.

The information, including exhibits attached hereto, in Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 2.05	Costs Associated with Exit or Disposal Activities

In July 2005, the Corporation announced a multi-year program to further improve its competitive position by accelerating investments in targeted growth opportunities, streamlining its worldwide manufacturing operations and enhancing the efficiency and cost effectiveness of its administrative operations (Competitive Improvement Initiatives). The Corporation authorized the initial phase of the Competitive Improvement Initiatives in July 2005.

On January 18, 2006, the Corporation authorized two subsequent phase projects pursuant to the Competitive Improvement Initiatives.

These projects are expected to be completed by the end of 2007. A project to reduce the workforce in Europe in order to streamline administrative operations was announced on January 23, 2006. The second project authorized the closure of two manufacturing facilities elsewhere. After tax charges in connection with these projects are expected to total approximately $55-$65 million ($75-$85 million before tax). The Corporation anticipates that the charges for these subsequent phase projects will be incurred for the following categories at the indicated estimated amounts: workforce reduction costs (approximately $50 million); accelerated depreciation (approximately $20 million); and other associated costs (approximately $10 million).

Forward Looking Statements.

This Current Report on Form 8-K may contain forward-looking statements that are based upon management’s expectations and beliefs concerning future events impacting the company. Certain matters contained herein concerning the business outlook, including new product introductions, cost savings and acquisitions, anticipated costs and savings related to the Competitive Improvement Initiatives, anticipated financial and operating results, strategies, contingencies, and anticipated transactions of the company constitute forward-looking statements and are based upon management’s expectations and beliefs concerning future events impacting the company. There can be no assurance that these future events will occur as anticipated or that the company’s results will be as estimated. For a description of certain factors that could cause the company’s future results to differ materially from those expressed in any such forward-looking statements, see the section of Part I, Item 1 of the company’s Annual Report on Form 10-K for the year ended December 31, 2004 entitled “Factors That May Affect Future Results.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date: January 24, 2006	By: /s/ Mark A. Buthman
Mark A. Buthman
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

(99.1)	Press release issued by Kimberly-Clark Corporation on January 24, 2006, regarding the Corporation’s results of operations for the quarter and full year ended December 31, 2005.